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                                                                    EXHIBIT 10.8

                         THIRD AMENDED PROMISSORY NOTE


$40,000,000.00                  Houston, Texas                  January 1, 1995


          FOR VALUE RECEIVED, and as hereinafter specified, WRI HOLDINGS, INC., a Texas corporation ("Maker"), promises to pay to the order of WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust ("Payee"), at 2600 Citadel Plaza Drive, Houston, Texas 77008 (or such other address as may be designated in writing by Payee), in lawful money of the United States of America, which shall be legal tender for the payment of all debts, public and private, (i) the principal sum of FORTY MILLION and NO/100 DOLLARS ($40,000,000.00), or so much thereof as may, from time to time, be advanced by Payee pursuant to that certain Deficit Loan Agreement dated December 28, 1984, between Maker and Weingarten Realty, Inc. ("WRI", predecessor-in-interest of Payee), as amended by that certain First Amendment of Deficit Loan Agreement and Modification of Interest Rate dated November 17, 1987, effective as of September 30, 1987, between Maker and WRI, as further amended by that certain Second Amendment of Deficit Loan Agreement and Modification of Promissory Note dated August 1, 1991, effective as of January 1, 1991, between Maker and Payee, as further amended by that certain Third Amendment of Deficit Loan Agreement and Modification of Promissory Note dated March 11, 1994, effective as of January 1, 1993, between Maker and Payee, as further amended by that certain Fourth Amendment of Deficit Loan Agreement and Modification of Promissory Note of even date herewith, effective as of January 1, 1995 (collectively, the "Deficit Loan Agreement"); (ii) interest from the date hereof until maturity upon the balance of the principal sum remaining unpaid from time to time (such balance being referred to

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herein as the "Principal Balance") (a) to cover the Interest Difference only on the Railwood Bond and the River Pointe Bond, at the lesser of (A) the total of the prime rate announced from time to time by Texas Commerce Bank National Association plus two percentage points per annum or (B) the highest lawful rate ("Maximum Rate") permitted by Applicable Law (as hereinafter defined) and (b) to cover the Interest Difference on the Hospitality Bond, at the Maximum Rate permitted by Applicable Law; and (iii) interest upon all past-due principal and accrued interest from maturity until paid at the Maximum Rate permitted by Applicable Law.

          All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the maximum lawful rate of interest or the maximum amount of interest that may be charged, contracted for or received under Applicable Law on account of such indebtedness does not exceed the Maximum Rate permitted by Applicable Law from time to time in effect and applicable to the indebtedness evidenced hereby for so long as such indebtedness is outstanding hereunder.

          The term "Applicable Law," shall mean that law in effect from time to time and applicable to this Note which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on this Note, including laws of the State of Texas and laws of the United States of America. It is intended that Tex. Rev. Civ. Stat. Ann., Art. 5069-1.04, as amended, shall be included in the laws of the State of Texas in determining Applicable Law, and for the purpose of applying said Article 5069-1.04 to

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this Note, it is agreed between Maker and Payee that the interest ceiling applicable to this Note under said Article 5069-1.04 shall be the quarterly rate ceiling. In no event shall the provisions of Article 5069 Ch 15 of the Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the loan evidenced hereby.

          The entire unpaid Principal Balance, together with all accrued, unpaid interest thereon, shall be finally due and payable on the 28th day of December, 2004 if not sooner paid (the "Maturity Date"), and with interest computed from and after the Maturity Date at the Maximum Rate permitted by Applicable Law, until all amounts due hereunder are paid in full.

          The Maker of this Note shall have the right to prepay all or any portion of the Principal Balance of this Note at any time without notice or any prepayment penalty. Any amounts so prepaid shall be applied, first, to accrued interest and, next, to principal coming due in the inverse order of maturity.

          This Note shall be accelerated and become immediately due and payable, at the option of the Payee or other holder hereof, without presentment, demand, notice of intent to accelerate, notice of acceleration or any other notice (other than the notice set forth herein) to the Maker or any other person obligated or to become obligated hereon upon default continuing for a period of ten (10) calendar days after receipt of written notice to Maker of a particular event of default then existing in the payment of any sum due hereon or default continuing for a period of twenty (20) calendar days after receipt of written notice to Maker of a particular event of default then existing under the terms of any of the Security Instruments (hereafter referred to). Any notice provided for hereunder shall be deemed to

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be delivered three (3) calendar days after being deposited in the United States
Mail, postage prepaid, Certified Mail, return receipt requested, addressed to Maker at Maker's address given below, or at such other address as such party may have theretofore delivered in accordance herewith. Notice may also be given by telegram, messenger service or other personal delivery, and shall be deemed to be delivered when received.

          Notwithstanding anything to the contrary set forth in this Note, Payee or other holder hereof may, at its option, without presentment or demand or any further notice (other than as expressly set forth in the following sentence) to the Maker or any other person obligated hereon, declare this Note, and all sums due and payable hereunder, immediately due and payable, at any time. Payee or such other holder hereof shall deliver to Maker or such other person obligated or to become obligated hereon notice of such election to accelerate the maturity of this Note as provided for in the immediately preceding sentence, by delivering to such Maker or other person obligated hereon six (6) months' prior written notice thereof, such notice to be delivered in accordance with the notice provisions hereinabove provided.

          Except as hereinabove expressly set forth, the Maker and all sureties, guarantors and endorsers of this Note (i) waive demand, notice of intent to accelerate, notice of acceleration, grace, protest, notice of protest and presentment, and all other notices (except as otherwise expressly provided for herein), (ii) agree that the Payee or other holder hereof shall not be required first to institute suit or exhaust its remedies hereon against the Maker or others liable to or to become liable hereon in order to enforce payment of this Note by them, (iii) agree and consent that this Note may be renewed and the time of payment extended, without notice and without releasing any of said parties,
(iv) agree that

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the failure to exercise any option or election herein upon the occurrence of any event of default shall not be construed as a waiver of the right to exercise such option or election at any later date or upon the occurrence of a subsequent event of default, (v) agree that, without any notice, Payee may from time to time agree to substitute, exchange or release any part or parts of the property and interests securing the payment of this Note, with or without consideration, and (vi) agree that, without any notice, Payee may from time to time agree to any substitution, exchange or release of any party primarily or secondarily liable hereon.

          If this Note is collected by suit, through probate or bankruptcy court or any other judicial proceedings, after default by the Maker, or if this Note is not paid at maturity, howsoever such maturity may be brought about, and is thereafter placed in the hands of an attorney for collection, then the Maker promises to pay, as attorney's fees, and in addition to all other amounts owing hereunder, a reasonable sum not to exceed ten percent (10%) of the unpaid Principal Balance and accrued but unpaid interest thereon at the time this Note is placed in the hands of such attorney.

          Any action brought on this Note or the agreements or instruments securing the same, regardless of where brought, shall be determined under the laws of the State of Texas (and applicable federal law). All obligations performable with respect to this Note shall be performable in Harris County, Texas.

          Notwithstanding any provision to the apparent contrary herein contained, it is expressly provided that in no case or event shall the aggregate of (i) all "interest" on the unpaid Principal Balance, accrued or paid from the date hereof through the date of such calculation, and (ii) the aggregate of any other amounts accrued or paid pursuant to this

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Note or any other instrument evidencing, related to or securing this Note, which under Applicable Law, is or may be deemed to constitute interest upon the debt evidenced hereby from the date hereof through the date of such calculation, ever exceed the Maximum Rate permitted by Applicable Law on the Principal Balance of the debt evidenced by this Note from time to time remaining unpaid. In this connection it is expressly stipulated and agreed that it is the intent of the Payee and the Maker in the execution and delivery of this Note, and all other instruments evidencing or securing the indebtedness constituting this debt, to contract in strict compliance with Applicable Law from time to time in effect.
In furtherance thereof, none of the terms of this Note, or any other such instruments, evidencing, related to or securing this Note, shall ever be construed to create a contract to pay, as consideration for use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate permitted by Applicable Law. The Maker or any guarantors, endorsers or other parties now or hereafter becoming liable for the payment of this Note or any other indebtedness incurred incident to this debt shall never be liable for interest in excess of the Maximum Rate permitted by Applicable Law, and the provisions of this paragraph shall control over any other provisions of this Note, or any other instrument evidencing, related to or securing this debt which may be in apparent conflict herewith.

          Specifically and without limiting the generality of the foregoing, it is expressly provided that if under any circumstances the aggregate amounts contracted for, charged or received on this Note prior to and incident to the final maturity include amounts which by law are deemed interest and which would exceed the maximum amount of interest which could lawfully have been collected on this debt, Maker stipulates that such amounts collected would have been and will be deemed to have been the results of a mathematical

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error on the part of both the Maker and holder of the Note, and that the party receiving such excess payment if any has been received shall promptly refund the amount of such excess (to the extent only of the excess of such interest payments above the maximum amount which could lawfully have been contracted for, charged or received) upon discovery of such error by the party receiving such payment. It is hereby expressly stipulated and agreed to be the intent of both Maker and holder to at all times comply with Applicable Law relating to this Note and the instruments securing it, now or hereafter in effect, and any subsequent judicial interpretation thereof to the extent that same are made applicable thereto.

          This Note amends, restates, extends, and renews (but is not in novation of) that certain Promissory Note, dated December 28, 1984, in the principal sum of Seven Million and No/100 Dollars ($7,000,000) ("Original Note") as amended, restated, extended and renewed by that certain First Amended Promissory Note dated effective as of January 1, 1991, in the principal sum of Ten Million and No/100 Dollars ($10,000,000.00) (the "First Amended Note"), as further amended, restated, extended, and renewed by that certain Second Amended Promissory Note dated effective as of January 1, 1993, in the original principal sum of Twenty Million and No/100 Dollars ($20,000,000.00) (the "Second Amended Note"), and extends and renews all advances made pursuant to the Original Note, the First Amended Note, and the Second Amended Note. This Note is secured by all security agreements and lien instruments including those executed with the Original Note on December 28, 1984, those executed in connection with the First Amended Note effective as of January 1, 1991, those executed in connection with the Second Amended Note effective as of January 1, 1993, those executed heretofore and those hereafter executed by the Maker in favor of the Payee ("Security Instruments"), including, but not limited to:

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     (a)  That certain Security Agreement-Pledge, executed by Maker, as debtor, and payable to the order of Payee, as secured party, dated December 28, 1984; and
     (b) Those certain Negative Pledge Agreements, executed by Maker, as debtor, Payee, as secured party, Leisure Dynamics, Inc., a Texas corporation, and Leisure Dynamics - Alabama, Inc., an Alabama corporation, dated December 28, 1984, each covering the Collateral (as therein defined).

          This Note has been executed pursuant to the terms of the Deficit Loan Agreement to which reference is hereby made for all pertinent purposes, and is the "Accrual Note" as such term is defined therein. It is contemplated that Payee may make advances on this Note pursuant to the Deficit Loan Agreement and that from time to time Maker may make principal reduction hereon so that the unpaid principal amount of this Note may fluctuate throughout its term. All loans or advances and all payments or principal reductions made hereunder may be endorsed by the Payee on the schedule attached hereto and made a part hereof for all purposes. Additional schedule pages may be attached hereto from time to time by the Payee if more space is necessary. Advances against this Note by the Payee or other holder hereof, shall be governed by the terms and provisions of the Deficit Loan Agreement.

          Default under the Security (as such term is defined in the Deficit Loan Agreement) shall constitute default under this Note, whereupon (after the expiration of any notice and/or grace period, if any, provided for in the Deficit Loan Agreement) the Payee or other holder hereof may, at its option, exercise any and all rights, powers and remedies

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afforded hereunder, or under the Security, or other instrument executed in connection herewith or therewith or related hereto or thereto, or any other remedy afforded by law, including the right to declare the unpaid balance of principal and accrued interest on this Note and the Security at once mature and payable.

          EXECUTED this _____ day of March, 1996, but effective for all purposes as of the 1st day of January, 1995.


                                    WRI HOLDINGS, INC., a Texas corporation


                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    Address:  2600 Citadel Plaza Drive
                                              Houston, TX 77008

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$40,000,000.00                                                  January 1, 1995

                           WRI HOLDINGS, INC., MAKER

                                  SCHEDULE OF
                  LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

                 Amount of              Unpaid
                 Principal  Amount of  Principal
        Amount    Paid or   Interest    Balance   Notation
 Date   of Loan   Prepaid     Paid     of Loans   Made By









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